                                                                   EXHIBIT 99(a)


                                                       CONTACT:
                                                       --------
                                                       Jeff Baum
                                                       (+1) (972) 797-9495
                                                       jeffrey.baum@eds.com

FOR RELEASE 3:05 P.M. CDT, THURSDAY, OCTOBER 26, 2000

EDS THIRD QUARTER EARNINGS PER SHARE UP 16 PERCENT TO 59 CENTS

DIGITAL ECONOMY LEADER SIGNS RECORD $6.2 BILLION IN THIRD QUARTER CONTRACTS

BEGINS FOURTH QUARTER WITH $6.9 BILLION NAVY/MARINE INTRANET WIN

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PLANO, Texas - EDS today reported third quarter earnings per share of 59 cents, an increase of 16 percent over the comparable result of 51 cents a year ago. Base (non-GM) revenue grew by 5 percent on a constant currency basis, and 8 percent on an organic basis.

During the third quarter, EDS signed contracts totaling $6.2 billion, a record for the seventh consecutive quarter. For the first nine months of 2000, contract signings increased 23 percent over the comparable prior year period to $16.8 billion. Signings were strong across EDS' lines of business and across geographic regions.

"EDS continues to gain momentum and capitalize on opportunities around the world," said Dick Brown, chairman and CEO. "Our global infrastructure, broad intellectual capital and ability to provide innovative end-to-end solutions position EDS at the center of the digital economy."

On October 6, the Navy and Marine Corps awarded a landmark $6.9 billion intranet contract to EDS. The contract is the largest in U.S. federal government history and the second largest ever for EDS.

During the third quarter, EDS won a multi-billion contract with the UK Department of Social Security. This award, among the 10 largest contracts in company history, further reinforces EDS' position as the No. 1 information technology services supplier in the United Kingdom.

"These historic wins and a seventh consecutive quarter of record new business signings show that EDS is building a foundation for sustainable, long-term profitable growth," Brown said.

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 1
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In addition to record contract signings in the quarter, EDS continued to improve
its operational effectiveness and efficiency.   Operating margin increased to
9.7 percent in the quarter from 8.7 percent a year ago, and return on net assets improved to 13.7 percent from 11.8 percent a year ago. EDS remains on course to achieve its goal of a 10 percent operating margin run rate by year-end.

FINANCIAL HIGHLIGHTS

 . Third quarter earnings per share increased by 16 percent over comparable third quarter 1999 results. For the year-to-date, earnings per share have increased 21 percent over the comparable prior year results.

 . Operating margin, at 9.7 percent in the third quarter, was 100 basis points higher than in the period a year ago and 20 basis points higher than in the second quarter of 2000. Reflecting a continuing emphasis on productivity, this was the sixth consecutive quarter EDS has recorded comparable year-over-year improvement in operating margin. For the year-to-date, operating margin improved to 9.2 percent compared to 7.6 percent in the prior year period.

 . Base (non-GM) revenue grew by 2 percent (5% constant currency) in the third quarter and 3 percent (6% constant currency) on a year-to-date basis. GM revenues were down 4 percent in the quarter and 5 percent for the first nine months of 2000, consistent with expectations.

 . On an organic basis, base revenue grew by 8 percent in the third quarter, reflecting management's expectations of an improving trend. Organic revenue growth excludes the impact of currency, acquisitions and divestitures. Divestitures reflect the impact of contract pruning activities instituted in 1999 to improve margins.

 . Third quarter return on net assets was 13.7 percent, a 190 basis point improvement over the same period in 1999. Year-to-date return on net assets was 12.9 percent, an increase of 200 basis points over the year-ago period.

 . The third quarter debt-to-capital ratio improved to 36 percent from 38 percent in the second quarter of 2000.

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 2
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BUSINESS HIGHLIGHTS

During the third quarter, EDS signed more than 1,000 contracts.   For the year-
to-date, the total value of contract signings increased to $16.8 billion from $13.7 billion a year ago. Nineteen of those contracts have an expected value of more than $100 million. For the third quarter, EDS' contract signings in Europe/Africa rose more than 132 percent over the year-ago period and are up more than 110 percent for the year. The company's E.solutions unit also continued its strong momentum. The value of E.solutions contract signings increased 80 percent versus the year-ago quarter and is up 74 percent for the year-to-date.

Since the end of the last quarter, EDS continued to build its presence in some of the fastest growing areas of the digital economy. Highlights include the following:

In information assurance/cyber security:

 .  Leveraging nearly 40 years of expertise, EDS inaugurated a new Global
   Information Assurance Services Group to help clients combat cyber crime, intellectual property theft, credit card fraud and other security issues related to electronic commerce.

In customer relationship management, which is expected to be a $125 billion market by 2004 (source: IDC):

 .  EDS launched its Digital CRM (Customer Relationship Management) Solutions.
   These front to back office solutions enable businesses to use sales and contact information to broaden customer relationships. As part of this initiative, EDS created alliances with Avaya, Siebel, NCR, ServiceWare, Servicesoft, Retek, McHugh, Chordiant and Xchange. EDS expects this digital CRM strategy to provide hundreds of millions of dollars in revenue opportunities over the next few years.

In the managed storage market, which is expected to grow to $40 billion by 2002 (source: IDC):

 . EDS enacted a cross-selling agreement with Akamai Technologies in Internet content delivery and managed storage, and won a three-year contract with FreeDrive for pay-as-you-go Web hosting and managed data storage services.

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 3
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In Internet/e-commerce:

 . EDS' Unigraphics Solutions subsidiary (NYSE:UGS) recently completed its acquisition of Engineering Animation Inc., creating a leader in collaborative product design over the Internet.

 . In France, EDS launched Kearney Interactive, a new professional services unit combining e-business consulting and implementation solutions.

 . EDS and A.T. Kearney built and invested in Cyberlynx, a participant-owned net market in Australia that will provide cross-market online procurement. In addition to EDS Australia, shareholding participants include Commonwealth
   Bank Australia, Woolworths, Lion Nathan, Telecom New Zealand and AAPT.

Targeting the online shopping market, which is expected to grow from $23 billion in 2000 to $78 billion by 2003 in the U.S. alone (source: Jupiter
Communications):

 . EDS unveiled E.store Xpress, offering packaged and customized solutions that get clients up and running on the Web with e-commerce storefronts in 30 days or less. E.store Xpress is the result of an alliance with Microsoft.

 . EDS teamed with Sun Microsystems to create the first EDS eSpace competency center to provide clients with one-stop shopping for e-business strategy, infrastructure building, integration and operations.

In business process management:

 . EDS was awarded a $79 million multi-year agreement to design and operate a new Medicaid management system in Delaware. EDS is the leading provider of Medicaid administrative services, managing programs in 17 states.

EDS, the leading pure-play global services company, provides strategy, implementation and hosting for clients managing the complexities of the digital economy. EDS brings together the world's best technologies to address critical client business imperatives. It helps clients eliminate boundaries, collaborate in new ways, establish their customers' trust and continuously seek improvement. EDS serves the world's leading companies and governments in 55 countries globally. EDS reported revenues of $18.5 billion in 1999. The company's stock is traded on the New York Stock Exchange (NYSE: EDS) and the London Stock Exchange. Learn more at eds.com.

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 4
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The statements in this news release that are not historical statements, including statements regarding future revenue and earnings growth, operating margins, and the value of the company's new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond EDS' control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see EDS' most recent Form 10-Q. EDS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 5
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SUMMARY OF RESULTS OF OPERATIONS
(in millions, except per share amounts)


                                                           Three Months Ended                       Nine Months Ended
                                                              September 30,                           September 30,
                                                    ---------------------------------        -------------------------------
                                                               2000              1999                  2000             1999
                                                           --------          --------             ---------        ---------

REVENUES (1)                                               $4,749.8          $4,714.8             $13,896.4        $13,656.8
                                                           --------          --------             ---------        ---------

COSTS AND EXPENSES
 Cost of revenues                                           3,844.6           3,854.4              11,335.8         11,264.8
 Selling, general & administrative                            442.5             451.5               1,286.6          1,353.0
 Restructuring and other charges                                 --             236.3                    --            616.1
                                                           --------          --------             ---------        ---------
TOTAL COSTS AND EXPENSES                                    4,287.1           4,542.2              12,622.4         13,233.9
                                                           --------          --------             ---------        ---------

OPERATING INCOME                                              462.7             172.6               1,274.0            422.9

INTEREST EXPENSE AND OTHER, NET (2)                           (27.3)             74.6                  10.2            168.1
                                                           --------          --------             ---------        ---------

INCOME BEFORE INCOME TAXES                                    435.4             247.2               1,284.2            591.0

PROVISION FOR INCOME TAXES                                    156.7              89.0                 462.3            212.8
                                                           --------          --------             ---------        ---------

NET INCOME                                                 $  278.7          $  158.2             $   821.9        $   378.2
                                                           ========          ========             =========        =========

EARNINGS PER SHARE (2)
     BASIC                                                 $   0.60          $   0.32             $    1.76        $    0.77
     DILUTED                                               $   0.59          $   0.31             $    1.72        $    0.75
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING
     BASIC                                                    466.3             490.8                 466.2            491.8
     DILUTED                                                  472.6             503.7                 476.7            503.2

CASH DIVIDENDS PER SHARE                                   $   0.15          $   0.15             $    0.45        $    0.45

(1) Revenues from General Motors Corporation ("GM") and its affiliates amounted to $836.6 million and $869.7 million, respectively, for the three months ended September 30, 2000 and 1999, and $2,506.8 million and $2,647.5 million, respectively, for the nine months ended September 30, 2000 and 1999. Delphi Automotive Systems Corporation ("Delphi"), previously a wholly owned subsidiary of GM, was spun off from GM on May 28, 1999. For comparative purposes, revenues from Delphi have been excluded from the computation of revenues from GM for the nine months ended September 30, 1999.
(2) Includes a net pre-tax gain of $97.6 million recorded during the three months ended March 31, 2000 resulting from the sale of certain e-business investments. Includes net pre-tax gains of $81.5 million and $171.5 million, respectively, for the three and nine months ended September 30, 1999 primarily resulting from the sale of certain investments.

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 6
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SUMMARY OF CONSOLIDATED BALANCE SHEETS
(in millions)


                                                                                September 30,              December 31,
                                                                                    2000                     1999
                                                                                    ----                     ----
ASSETS
CURRENT ASSETS
 Cash and marketable securities                                                   $   668.3                $   728.7
 Accounts receivable, net                                                           4,443.0                  4,423.4
 Prepaids and other                                                                   723.8                    725.6
                                                                                  ---------                ---------
TOTAL CURRENT ASSETS                                                                5,835.1                  5,877.7
                                                                                  ---------                ---------

PROPERTY AND EQUIPMENT, NET                                                         2,459.8                  2,459.8
                                                                                  ---------                ---------

OPERATING AND OTHER ASSETS
 Investments and other assets                                                       1,494.4                  1,483.6
 Software, goodwill, and other intangibles, net                                     2,652.0                  2,701.2
                                                                                  ---------                ---------
TOTAL OPERATING AND OTHER ASSETS                                                    4,146.4                  4,184.8
                                                                                  ---------                ---------

TOTAL ASSETS                                                                      $12,441.3                $12,522.3
                                                                                  =========                =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable and accrued liabilities                                           3,408.2                  3,690.7
 Deferred revenue                                                                     528.0                    718.3
 Income taxes                                                                           6.7                     93.4
 Current portion of long-term debt                                                     18.6                    493.6
                                                                                  ---------                ---------
TOTAL CURRENT LIABILITIES                                                           3,961.5                  4,996.0
                                                                                  ---------                ---------

DEFERRED INCOME TAXES                                                                 258.0                    268.2
                                                                                  ---------                ---------
LONG-TERM DEBT                                                                      2,697.1                  2,215.7
                                                                                  ---------                ---------
REDEEMABLE PREFERRED STOCK OF SUBSIDIARIES,
 MINORITY INTERESTS, AND OTHER LONG-TERM
 LIABILITIES                                                                          539.8                    507.8
                                                                                  ---------                ---------
TOTAL STOCKHOLDERS' EQUITY                                                          4,984.9                  4,534.6
                                                                                  ---------                ---------

TOTAL LIABILITIES
 AND STOCKHOLDERS' EQUITY                                                         $12,441.3                $12,522.3
                                                                                  =========                =========

                                    -more-
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EDS THIRD QUARTER EPS INCREASES 16 PERCENT
ADD 7
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SUMMARY OF CONSOLIDATED CASH FLOWS
(in millions)


                                                                Three Months Ended              Nine Months Ended
                                                                   September 30,                  September 30,
                                                             -------------------------      -------------------------
                                                                   2000          1999             2000          1999
                                                             ----------    ----------       ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES (1)                $    403.6    $    347.9       $    913.7    $  1,044.0
                                                             ----------    ----------       ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sales of marketable securities                      32.5          24.0            212.3         107.6
 Proceeds from investments and other assets                        15.6         331.2             64.5         677.4
 Payments for purchases of property and equipment                (185.9)       (147.2)          (524.6)       (505.3)
 Payments for investments and other assets                        (40.0)        (37.8)          (299.4)       (182.0)
 Payments related to acquisitions, net of cash acquired            (6.0)        (50.0)            (6.0)     (1,708.7)
 Payments for purchases of software and other intangibles         (40.6)        (24.8)          (207.6)        (78.3)
 Payments for purchases of marketable securities                   (0.4)         (8.3)           (39.0)        (33.4)
 Other                                                             21.0          43.1             30.0         126.3
                                                             ----------    ----------       ----------    ----------
  Net cash provided by (used in) investing activities            (203.8)        130.2           (769.8)     (1,596.4)
                                                             ----------    ----------       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from commercial paper and long-term debt             18,017.0      11,294.2         28,276.5      16,437.7
 Payments on commercial paper and long-term debt              (18,289.2)    (10,821.6)       (28,228.5)    (15,049.8)
 Purchase of treasury stock                                          --        (837.1)          (210.0)     (1,011.8)
 Employee stock transactions                                       18.9          47.8             68.0          86.1
 Dividends paid                                                   (69.9)        (74.0)          (209.8)       (221.5)
 Other                                                              2.1            --              2.1            --
                                                             ----------    ----------       ----------    ----------
  Net cash provided by (used in) financing activities            (321.1)       (390.7)          (301.7)        240.7
                                                             ----------    ----------       ----------    ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
 AND CASH EQUIVALENTS                                             (16.2)        (30.8)           (61.7)        (97.0)
                                                             ----------    ----------       ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (137.5)         56.6           (219.5)       (408.7)
                                                             ----------    ----------       ----------    ----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  455.2         573.5            537.2       1,038.8
                                                             ----------    ----------       ----------    ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $    317.7    $    630.1       $    317.7    $    630.1
                                                             ==========    ==========       ==========    ==========

(1) Depreciation and amortization for the three and nine months ended September 30, 2000, was $344.7 million and $1,063.4 million, respectively. Depreciation and amortization for the three and nine months ended September 30, 1999, was $382.2 million and $1,066.4 million, respectively.



                                     -###-